Exhibit 5.1

[LETTERHEAD OF DAVIS GRAHAM & STUBBS LLP]

January 29, 2010

Air Methods Corporation
7301 South Peoria
Englewood, Colorado 80112

Re:	Registration Statement on Form S-3
Relating to an Aggregate $200,000,000
Principal Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Air Methods Corporation, a Delaware corporation (“Air Methods”), Rocky Mountain Holdings, L.L.C., a Delaware limited liability company, Mercy Air Service, Inc., a California corporation, LifeNet, Inc., a Missouri corporation, and FSS Airholdings, Inc., a Delaware corporation (collectively, the “Guarantors”), in connection with the registration by Air Methods and the Guarantors pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of an aggregate $200,000,000 principal amount of (i) senior and/or subordinate debt securities of Air Methods (together, the “Debt Securities”) (ii) shares of Air Methods common stock, par value $0.06 per share (the “Common Stock”), (iii) shares of Air Methods preferred stock, par value $1.00 per share (the “Preferred Stock”), (iv) warrants to purchase any of the Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) guarantees of Debt Securities by the Guarantors (the “Guarantees”), (vi) rights to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Rights”), (vii) depositary shares (the “Depositary Shares”), and (viii) units consisting of two or more classes or series of securities (the “Units”).  The Debt Securities, Common Stock, Preferred Stock, Warrants, Guarantees, Rights, Depositary Shares, and Units are referred to collectively herein as the “Securities.”

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between Air Methods and a trustee to be named in a supplement to the prospectus (the “Prospectus”) included in the Registration Statement, and, if applicable, one or more Guarantors as guarantors with respect to such Debt Securities. Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to the Indenture pursuant to which the corresponding Debt Securities are issued. The Warrants will be issued under one or more warrant agreements between Air Methods and a banking institution organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”).  The Rights will be issued under one or more rights agreements between Air Methods and a bank or trust company as rights agent (each, a “Rights Agreement”).  The Depositary Shares will be issued under one or more deposit agreements between Air Methods and a bank or trust company as depositary (each, a “Depositary Agreement”).

In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Air Methods and the Guarantors, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements, the rights agents under the Rights Agreements, and the banks or trust companies under the Depositary Agreements to execute, deliver and perform their obligations under the Indenture, Warrant Agreement, Rights Agreement, or Depositary Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution, rights agent, bank, or trust company will not violate its charter or by-laws, or applicable organizational documents, and that the trustee, banking institution, rights agent, bank, or trust company has the legal ability to exercise their purported powers in the State of Colorado, and (ii) that the Indentures, Warrant Agreements, Rights Agreements, and Depositary Agreements will have been duly authorized, executed and delivered by the trustee, banking institution, rights agent, bank, or trust company at the time of issuance of the Debt Securities, Warrants, Rights, or Depositary Shares, as applicable. (iii) that the aggregate number of shares of Air Methods which would be outstanding after the issuance or reservation for issuance of the Securities, and any other contemporaneously issued or reserved Common Stock or Preferred Stock, together with the number of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Air Methods does not exceed the number of then authorized shares of Air Methods.

The opinions herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of Colorado, the State of New York (only with respect to matters relating to the indentures) and the Delaware General Corporation Law, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law.  As to matters of California and Missouri law, we have relied upon the opinion of Glaser, Weil,  Fink, Jacobs, Howard & Shapiro, LLP and Lashly & Baer, P.C., respectively.  Copies of each of the foregoing opinions are attached hereto as Schedule A and Schedule B, respectively.  Except as expressly stated above, we express no opinion with respect to any other law of the state of Delaware or any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
The issuance and sale by Air Methods of an aggregate $200,000,000 principal amount of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of Air Methods.

2.	When:

a.	the Registration Statement and any amendments thereto have become effective under the Act;

b.	the applicable Indenture and the applicable trustee have been qualified under the Trust Indenture Act of 1939 and such Indenture has been duly executed and delivered by the parties thereto;

c.
the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of Air Methods and the applicable Indentures so as not to violate any applicable law or agreement or instrument then binding on Air Methods;

d.	the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indentures;

e.	the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus;

f.
the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Warrant Agreement under which Warrants are to be delivered has been duly authorized, executed and delivered;

g.
the issuance of Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related agreements under which the securities comprising the Units are to be delivered, as applicable, have been duly authorized, executed and delivered;

h.
the issuance of Rights and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Rights Agreement under which Rights are to be delivered has been duly authorized, executed and delivered;

i.
the issuance of Depositary Shares and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Depositary Agreement under which Depositary Shares are to be delivered has been duly authorized, executed and delivered;

j.
the issuance of Guarantees and approval of the final terms thereof have been duly authorized by appropriate corporate or entity action, and the Guarantees have been duly executed and delivered by the Guarantors party thereto;

k.
the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor; and

l.
the issuance of the Preferred Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor;

then, subject to the final terms being in compliance with then applicable law, (i) the Debt Securities will constitute valid and legally binding obligations of Air Methods, entitled to the benefits of and subject to the terms of the applicable Indentures, (ii) the Warrants will constitute valid and legally binding obligations of Air Methods, entitled to the benefits of and subject to the terms of the applicable Warrant Agreements, (iii) the Units will constitute valid and legally binding obligations of Air Methods, entitled to the benefits of and subject to the terms of the applicable agreements under which the securities comprising the Units are to be delivered, (iv) the Rights will constitute valid and legally binding obligations of Air Methods, entitled to the benefits of and subject to the terms of the applicable Rights Agreements, (v) the Depositary Shares will constitute valid and legally binding obligations of Air Methods, entitled to the benefits of and subject to the terms of the applicable Depositary Agreements, (vi) the Guarantees will constitute valid and legally binding obligations of the Guarantors party thereto, entitled to the benefits of and subject to their terms and (vii) the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Air Methods, provided that the consideration therefor is not less than the par value thereof.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Air Methods, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

We are expressing no opinion as to any obligations that parties other than Air Methods may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP